TO LETTER OF CREDIT AGREEMENT
                            (November 30, 1995)




     THIS AGREEMENT AND THIRD AMENDMENT TO LETTER OF CREDIT AGREEMENT (this "Amendment"), dated as of November 30, 1995, is made and entered into by and among STEWART & STEVENSON SERVICES, INC. (the "Borrower"), a Texas corporation; the financial institutions listed on the signature pages hereto (collectively, the "Lenders"), and TEXAS COMMERCE BANK NATIONAL ASSOCIATION, a national banking association domiciled in Houston, Harris County, Texas acting in its capacity as agent for the Lenders (in such capacity, the "Agent"). The Borrower, the Lenders and the Agent are herein sometimes called the "Parties".

Recitals:



     1. The Parties entered into a Letter of Credit Agreement dated as of September 3, 1993 (which Letter of Credit Agreement, as amended to the date hereof, is herein called the "Letter of Credit Agreement").

     2.   The Parties desire to amend the Letter of Credit
Agreement to extend the Letter of Credit Termination Date.

Agreements:

     NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged by the Parties, the Parties agree as follows:



     1. Letter of Credit Termination Date Amended. The following definition in Section 1 of the Letter of Credit
Agreement is amended as follows:

          "Letter of Credit Termination Date" means the date which is the earlier of (a) December 31, 2000 or (b) the date of which the Agent gives written notice to the Borrower that no additional Letters of Credit may be requested hereunder.

     2. Conditions Precedent. This Amendment shall be effective November 30, 1995 subject to the satisfaction, in a manner satisfactory to the Agent, of each of the following conditions precedent:


     (a) The Agent shall have received the following, each of which shall be in form and substance satisfactory to the Agent in its sole discretion and duly and validly executed:

          (1) A certificate of the Secretary or any Assistant Secretary of the Borrower, dated as of the date hereof, as to (A) the resolutions of the Board of Directors of the Borrower authorizing the execution, delivery and performance of this Amendment (a copy of such resolutions to be attached to such certificate), such certificate to state that said copy is a true and correct copy of such resolutions and that such resolutions were duly adopted and have not been amended, superseded, revoked or modified in any respect and remain in full force and effect as of the date of such certificate, and (B) the absence of any change since September 3, 1993, in any of (x) the incumbency and signatures of the officer or officers of the Borrower; (y) the Articles of Incorporation of the Borrower, or (z) the Bylaws of the Borrower;

          (2) this Amendment, duly executed by the Borrower, the Lenders and the Agent; and

          (3) a current certificate from the Secretary of State or other appropriate official of the State of Texas as to the continued existence and good standing of Borrower.

     (b) Borrower shall have paid all accrued and unpaid fees and other amounts in connection with this Amendment.

     (c)  No Default shall have occurred and be continuing.

     (d) Such effectiveness shall not violate any legal requirement applicable to the Agent or any Lender.

     3. Representations True; No Default. The Borrower represents and warrants to the Agent and each Lender that (a) the representations and warranties contained in the Letter of Credit Agreement and in the other Loan Documents are true and correct on and as of the date hereof as though made on and as of such date (except to the extent such representations and warranties are expressly stated to be made solely as of an earlier date) and (b) no event has occurred and is continuing which constitutes an Event of Default under the Letter of Credit Agreement or any of the other Credit Documents or which upon the giving of notice or the lapse of time or both would constitute such an Event of Default.

     4. Ratification. Except as expressly amended hereby, the Letter of Credit Agreement, as hereby amended, and the other Credit Documents are in all respects ratified and confirmed and are, and shall continue to be, in full force and effect. The Borrower hereby agrees and acknowledges that all of its liabilities and obligations under the Letter of Credit Agreement, the other Credit Documents, or otherwise, remain in full force and effect as of the date of this Amendment.

     5. Definitions and References. Unless otherwise defined herein, terms used herein which are defined in the Letter of Credit Agreement or in the other Credit Documents shall have the meanings therein ascribed to them. The term "Agreement" as used in the Letter of Credit Agreement and the term "Letter of Credit Agreement" as used in the other Loan Documents or any other instrument, document or writing furnished to the Agent or any Lender by or on behalf of the Borrower shall mean the Letter of Credit Agreement as hereby amended.

     6. Expenses; Additional Information. The Borrower shall pay to the Agent on demand all expenses (including reasonable counsel's fees) incurred in connection with the preparation, reproduction, execution and delivery of this Amendment and with respect to advising the Agent as to its rights and responsibilities under the Letter of Credit Agreement, as hereby amended. In addition, the Borrower shall pay all costs and expenses of the Agent, the Issuer and each Lender (including counsel's fees) in connection with the enforcement of this Amendment.

     7. Severability. If any term or provision of this Amendment or the application thereof to any person or circumstances shall, to any extent, be deemed invalid or unenforceable, the remainder of this Amendment, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby and this Amendment shall be valid and enforced to the fullest extent permitted by applicable law. Any provision of this Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining portions thereof or affecting the validity or enforceability of such provision in any other jurisdiction and, to this end, the provisions of this Amendment are severable.

     8.   BORROWER'S INDEMNITY.    The Borrower hereby
indemnifies and holds harmless the Issuer, the Agent and each Lender from and against any and all claims and damages, losses, liabilities, costs or expenses which the Issuer, the Agent or any Lender may incur (or which may be claimed against the Issuer, the Agent or any Lender by any Person whatsoever) BY REASON OF ITS OWN NEGLIGENCE OR OTHERWISE, in connection with the execution and delivery of any Letter of Credit or transfer of or payment or failure to pay under any Letter of Credit; provided that the Borrower shall not be required to indemnify the Issuer, the Agent or any Lender for any claims, damages, losses, liabilities, costs or expenses to the extent, but only to the extent, caused by the willful misconduct or gross negligence of the Issuer, the Agent or the applicable Lender. Any amount to be paid under this Section by the Borrower shall bear interest until paid at the Past Due Rate.

     9.   DTPA WAIVER.   The Borrower hereby waives all rights,
remedies, claims, demands and causes of action based upon or related to the Texas Deceptive Trade Practices-Consumer Protection Act as described in Sections 17.41 et seq. of the Texas Business & Commerce Code, as the same pertains or may pertain to any Credit Document or any of the transactions contemplated therein, to the maximum extent that such rights, etc. may lawfully and effectively be waived. In furtherance of this waiver, the Borrower hereby represents and warrants to the Agent, the Issuer and the Lenders that (a) the Borrower is represented by legal counsel in connection with the negotiations, execution and delivery of this Amendment; (b) the Borrower has a choice other than to enter into this waiver in that it can obtain the Letters of Credit from another institution or institutions, and (c) the Borrower does not consider itself to be in a significantly disparate bargaining position relative to the Agent, the Issuer and the Lenders with respect to this Amendment.

     10. RELEASE OF CLAIMS. The Borrower hereby releases, discharges and acquits forever the Agent, the Issuer and the Lenders and their respective officers, directors, trustees, agents, employees and counsel (in each case, past, present or future) from any and all Claims existing as of the date hereof (or the date of actual execution hereof by the Borrower, if later). As used herein, the term "Claim" shall mean any and all liabilities, claims, defenses, demands, actions, causes of action, judgments, deficiencies, interest, liens, costs or expenses (including court costs, penalties, attorneys' fees and disbursements, and amounts paid in settlement) of any kind and character whatsoever, including claims for usury, breach of contract, breach of commitment, negligent misrepresentation or failure to act in good faith, in each case whether now known or unknown, suspected or unsuspected, asserted or unasserted or primary or contingent, and whether arising out of written documents, unwritten undertakings, course of conduct, tort, violations of laws or regulations or otherwise.

     11. Miscellaneous. This Amendment (a) shall be binding upon and inure to the benefit of the Borrower, the Agent, the Issuer and the Lenders and their respective successors, assigns, receivers and trustees (however, the Borrower may not assign its rights hereunder without the express prior written consent of the Lenders); (b) may be modified or amended only by a writing signed by each party; (c) SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS (WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES) AND OF THE UNITED STATES OF AMERICA; (d) may be executed in several counterparts, and by the Parties on separate counterparts, and each counterpart, when so executed and delivered, shall constitute an original agreement, and all such separate counterparts shall constitute but one and the same agreement, and (e) embodies the entire agreement and understanding between the Parties with respect to the subject matter hereof and supersedes all prior agreements, consents and understandings relating to such subject matter. The headings herein shall be accorded no significance in interpreting this Amendment.

     12. THIS AMENDMENT TOGETHER WITH ALL OTHER CREDIT DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AS TO THE SUBJECT MATTER HEREOF AND THEREOF AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.











































     IN WITNESS WHEREOF, the Parties have caused this Amendment to be executed by their respective duly authorized officers effective as of the date written above.


                              STEWART & STEVENSON SERVICES, INC.,

                              a Texas corporation


                                 /s/ Robert L. Hargrave
                              By:______________________________
                                 Robert L. Hargrave
                                 Chief Executive Officer





     The undersigned legal counsel for the Borrower signs this Amendment not as a party to it but solely for the purpose of complying with the provisions of Section 17.42(a)(3) of the Texas Deceptive Trade Practices-Consumer Protection Act described in
Section 9.


                              /s/ Lawrence E. Wilson
                              _________________________________
                              Lawrence E. Wilson
                              Vice President and General Counsel
                              Texas Bar No.:  21704000























                              TEXAS COMMERCE BANK NATIONAL
                              ASSOCIATION, a national banking
                              association acting in its
                              individual capacity and as the
                              Agent for the Lenders named herein


                                 /s/ Mona M. Foch
                              By:_______________________________
                                 Mona M. Foch
                                 Vice President












































                              NATIONSBANK OF TEXAS, NATIONAL
                              ASSOCIATION, a national banking
                              association


                                 /s/ C. Todd Kulp
                              By:____________________________
                                 C. Todd Kulp
                                 Vice President














































                              ABN AMRO BANK, N.V.,
                              HOUSTON AGENCY

                                 /s/ Timothy M. Schneider
                              By:_______________________________
                                 Timothy M. Schneider
                                 Corporate Banking Officer


                                 /s/ Ronald A. Mahle
                              By:_______________________________
                                 Ronald A. Mahle
                                 Group Vice President










































                              THE BANK OF NEW YORK,
                              a New York banking corporation


                                  /s/ Alan F. Lyster, Jr.
                              By:_______________________________
                                 Alan F. Lyster, Jr.
                                 Vice President














































                              BANK OF AMERICA ILLINOIS,
                              an Illinois banking association


                                 /s/ Claire Liu
                              By:________________________________
                                 Claire Lui
                                 Vice President














































                              PNC BANK, NATIONAL ASSOCIATION,
                              a national banking association


                                 /s/ Greg Gaschler
                              By:_____________________________
                                 Greg Gaschler
                                 Vice President